FORM 8

                      [As last amended September 26, 1949]

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C 20549

                       AMENDMENT TO APPLICATION OR REPORT

          Filed pursuant to Section 12, 13, or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934

                              GULFWEST OIL COMPANY
               (Exact name of registrant as specified in charter)

                                 AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report for December 5, 1996 on Form 8-K as set forth in the pages attached hereto:


         Item 7(a)         Financial Statements of Businesses Acquired
         Item 7(b)         Pro Forma Financial Information


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                             GulfWest Oil Company


                             By /s/Jim C. Bigham
                               Jim C. Bigham, Secretary



Date: February 19, 1997

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

     On December 5, 1996, GulfWest Permian Company, a wholly owned subsidiary of Gulf West Oil Company (collectively, the "Company"), purchased substantially all of the working interests in four of the five oil fields it agreed to purchase from Pharaoh Oil & Gas, Inc., Taylor Link Operating Co. and Gary O. Bolen, Individually and d/b/a Badger Oil Company (collectively, "Pharaoh"), pursuant to a Purchase and Sale Agreement dated November 6, 1996 with an Addendum dated December 5, 1996 (the "Agreement"). The five oil fields are located on approximately 5,000 acres in Pecos, Howard, Sterling and Lynn Counties, Texas and have estimated proved reserves totaling 3.1 million barrels of oil.

     This purchase represents the second phase of the company's expansion into the West Texas area, following a $3.1 million acquisition which was completed in October 1996. With the addition of these properties, the company's total proved reserves will have increased from 1.6 million to 6 million barrels of oil equivalent (BOE) since the end of 1995.

     The four fields were acquired for a purchase price of $7,654,000.00 and the purchase of the fifth field, which is scheduled for closing no later than March 31, 1997, will bring the total purchase price for the five field acquisition to $11 million. Terms of the purchase include $150,000.00 cash at closing and the balance financed by the seller in the form of two term notes:


     1) A promissory note in the principal amount of $5.9 million, together with interest thereon at a variable rate of interest equal to the Prime Rate of the Texas Commerce Bank National Association of Midland, Texas plus 1.5% per annum. The note is due and payable in thirty six
          (36) monthly installments with the first thirty five (35) in the amount of $49,249.05, plus accrued interest and the final installment in the amount of the unpaid balance plus accrued and unpaid interest due on or before December 22, 1999, unless extended. The properties are encumbered by a first mortgage held by the Texas Commerce Bank, who has agreed to release the mortgage upon receipt of $5.9 million in principal, plus accrued interest.

     2) A promissory note in the principal amount of $1,604,000.00 without interest, payable in four installments as follows:

          a) First installment of $250,000.00 due and payable on or before December 20, 1996.

          b) Second installment of $141,000.00 due and payable on or before January 20, 1997.

          c) Third installment of $281,000.00 due and payable on or before February 10, 1997.

          d) Balance of principal of $932,000.00 due and payable on or before March 31, 1997, unless extended as provided for therein.

               The seller has an option up to the close of business at March 31, 1997 to accept up to $1 million in the Company's Common Stock as a principal reduction on the note due that date. The Company currently plans to obtain the funds to meet the financing commitment through a public offering of its Common Stock during the first quarter of 1997.

               Management of the Company negotiated the purchase price based upon an independent third party engineering report on the properties.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

         (b)      Pro Forma Financial Information


                             THE ACQUIRED PROPERTIES

                         UNAUDITED STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES

                      For the Year Ended December 31, 1995
                and for the Nine Months Ended September 30, 1996



                                                                                            Nine Months
                                                                   Year Ended                  Ended
                                                                  Dec. 31, 1995            Sept. 30, 1996

Revenues:
  Oil and Gas Production                                          $ 2,079,000               $ 1,701,000


Expenses:
  Direct Operating Expenses                                           790,020                   646,400

Revenues Less Operating Expenses                                  $ 1,288,980               $ 1,054,600




                              GULFWEST OIL COMPANY
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995


                                                                 Historical
                                                                The Company        Adjustments        Pro Forma

REVENUES:
  Oil and Gas Production                                        $   551,355        $ 2,880,000 (a)   $ 3,431,355
  Pipeline Income                                                    32,385                               32,385
  Management Fees                                                    85,627                               85,627

    Total Revenues                                                  669,367          2,880,000         3,549,367

EXPENSES:
  Lease Operating Expenses                                          416,103          1,080,000 (a)     1,496,103
  Lease Abandonment Expense                                          51,618                               51,618
  Depreciation and Depletion                                        331,315            720,000 (b)     1,051,315
  General and Administrative                                        912,322                              912,322

    Total Expenses                                                1,711,358          1,800,000         3,511,358

INCOME (LOSS) FROM
  CONTINUING OPERATIONS                                          (1,041,991)         1,080,000            38,009

OTHER INCOME AND EXPENSE:
  Interest Income                                                    27,708                               27,708
  Interest Expense                                                 (172,560)          (600,000)(c)      (772,560)

    Total Other Income and Expense                                 (144,852)          (600,000)         (744,852)

NET INCOME (LOSS) BEFORE TAXES
  FROM CONTINUING OPERATIONS                                     (1,186,843)           480,000          (706,843)

PROVISION FOR INCOME TAXES                                                0                  0                 0

NET INCOME (LOSS) FROM
 CONTINUING OPERATIONS                                          $(1,186,843)       $   480,000       $  (706,843)




          See accompanying notes to the unaudited pro forma statements.


                              GULFWEST OIL COMPANY
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1996


                                                                 Historical
                                                                The Company        Adjustments        Pro Forma

REVENUES:
  Oil and Gas Production                                        $   757,937        $ 2,160,000 (a)   $ 2,917,937
  Pipeline Income                                                     5,373                                5,373
  Management Fees                                                   136,536                              136,536

    Total Revenues                                                  899,846          2,160,000         3,059,846

EXPENSES:
  Lease Operating Expenses                                          387,888            810,000 (a)     1,197,888
  Lease Abandonment Expense                                          85,696                               85,696
  Depreciation and Depletion                                        281,565            540,000 (b)       821,565
  General and Administrative                                        719,779                              719,779

    Total Expenses                                                1,474,928          1,350,000         2,824,928

INCOME (LOSS) FROM
  CONTINUING OPERATIONS                                            (575,082)           810,000           234,918

OTHER INCOME AND EXPENSE:
  Interest Income                                                    26,827                               26,827
  Interest Expense                                                 (172,671)          (450,000)(c)      (622,671)

    Total Other Income and Expense                                 (145,844)          (450,000)         (595,844)

NET INCOME (LOSS) BEFORE TAXES
  FROM CONTINUING OPERATIONS                                       (720,926)           360,000          (360,926)

PROVISION FOR INCOME TAXES                                                0                  0                 0

NET INCOME (LOSS) FROM
 CONTINUING OPERATIONS                                          $  (720,926)       $   360,000       $  (360,926)




          See accompanying notes to the unaudited pro forma statements.

                              GULFWEST OIL COMPANY

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.       Basis of Presentation

                    The   accompanying   unaudited   pro  forma   statements  of
               operations present the results of operations of the Company for the year ended December 31, 1995 and for the nine months ended September 30, 1996, as if the purchase of the acquired properties had occurred as of the beginning of 1995.

                    The  unaudited pro forma  information  has been prepared and all calculations have been made by the Company based upon assumptions deemed appropriate by the Company. Certain of these assumptions are set forth in the notes below. The accompanying unaudited pro forma financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to those rules and regulations. The financial statements of the Company and the related notes thereto presented in the Annual Report on form 10-K should be read in conjunction with these pro forma statements.

2.       Pro Forma Adjustments

          The accompanying unaudited pro forma statements of operations reflect the following adjustments:

               (a) To adjust oil and gas production revenues as a result of the acquisition of the acquired properties.

               (b) To adjust depreciation and depletion as a result of the acquisition of the acquired properties.

               (c) To adjust interest expense for loan used to purchase the properties.